Exhibit 15.1
Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-266044) of Gilat Satellite Networks Ltd.,

2.
Registration Statements (Form S-8 Nos. 333-180552, 333-187021, 333-204867, 333-210820, 333-217022, 333-221546, 333-223839, 333-231442, 333-236028, 333-253972, 333-255740 and 333-264974 pertaining to the 2008 Incentive Plan of Gilat Satellite Networks Ltd;

of our reports dated March 13, 2023, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. and the effectiveness of internal control over financial reporting of Gilat Satellite Networks Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ KOST FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel-Aviv, Israel
March 13, 2023